Exhibit 99.1

Results from Clinical Trial of Indoximod Plus Chemotherapy for Patients with Metastatic Breast Cancer

AMES, Iowa, June 2, 2017 - NewLink Genetics Corporation (NASDAQ:NLNK) today announced the results from a Phase 2 trial of indoximod in combination with taxane chemotherapy for patients with metastatic breast cancer.

Top line data from the study show that the trial did not meet its pre-specified endpoints of a statistically significant difference between the two treatment groups as to progression-free survival, overall survival or objective response rate.

“As demonstrated by multiple studies that have been reported since the start of this clinical trial, breast cancer unfortunately remains a challenging disease in immuno-oncology,” said Primary Investigator Hatem Soliman MD, Associate Member Breast, Tumor Biology, and Immunology Departments, Chair Clinical Research Advisory Committee, H. Lee Moffitt Cancer Center and Research Institute, Associate Professor, Division of Oncologic Sciences University of South Florida.

In this study, NLG2101, 169 first line metastatic breast cancer patients were selected to receive either docetaxel or paclitaxel by their treating physicians. Once the choice of backbone chemotherapy was made, patients were then randomized to receive either indoximod or placebo.

“We would like to thank all the patients, families, investigators, and research teams who supported the completion of this trial,” said Charles J. Link, Jr., M.D., Chairman and CEO of NewLink Genetics. “Independent of these results, we continue to be highly encouraged by indoximod as an IDO pathway inhibitor and look forward to future opportunities to share data from ongoing trials in multiple cancer types including melanoma, prostate cancer, acute myelogenous leukemia, and pancreatic cancer.”

Full results of the trial will be presented at an upcoming academic meeting.

About NewLink Genetics Corporation

NewLink Genetics is a biopharmaceutical company at the forefront of discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' product candidates are designed to harness multiple components of the immune system to combat cancer. For more information, please visit http://www.newlinkgenetics.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify

Exhibit 99.1

forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media:
Andrew Mastrangelo
AVP, Public & Media Relations
LaVoieHealthScience
617-374-8800, ext. 108
amastrangelo@lavoiehealthscience.com